UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2015

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 28, 2015, the Company held its regular Annual Meeting of Stockholders. The stockholders considered three proposals. The results of the voting were as follows:

Proposal 1: Election of Nine Directors for a One-Year Term.

	Shares Voted For	Shares Withheld

David Aldrich	39,287,319	791,168
Lance C. Balk	39,141,691	936,796
Steven W. Berglund	39,287,669	790,818
Judy L. Brown	39,298,321	780,166
Bryan C. Cressey	39,145,224	933,263
Glenn Kalnasy	39,117,338	961,149
George Minnich	39,285,454	793,033
John M. Monter	39,147,827	930,660
John S. Stroup	39,199,200	879,287

Proposal 2: Ratification of Ernst & Young as Independent Registered Public Accountant.

For	Against	Abstain

40,419,302	483,354	4,298

Proposal 3: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes

39,695,194	376,273	7,020	828,467

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: May 29, 2015	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President, Legal, General
Counsel and Corporate Secretary